                                                               Exhibit 23.2
                                                               ------------

                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 (File No. 333-91215) of Plains Resources Inc. of our report dated March 29, 2000 relating to the consolidated financial statements, which appears in Plains Resources Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Houston, Texas


January 26, 2001